UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2008

Phoenix Technologies Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17111	04-2685985
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

915 Murphy Ranch Road, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-570-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 31, 2008, Phoenix Technologies Ltd., a Delaware corporation ("Phoenix"), completed its acquisition of General Software, Inc., a Washington corporation ("General Software"). Phoenix acquired General Software pursuant to the terms of a Stock Purchase Agreement (the "Purchase Agreement") dated July 23, 2008 by and among Phoenix, General Software, the holder of the outstanding shares of General Software (the "Shareholder") and the representative of the Shareholder.

Under the terms of the Purchase Agreement, the total consideration for the outstanding shares of General Software is approximately $20 million, including liabilities assumed by Phoenix at closing and payments in connection with the termination of outstanding stock options and stock appreciation rights. The net consideration paid to the General Software shareholder was in the form of cash and Phoenix common stock.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the terms of the Purchase Agreement, approximately 662,000 shares of Phoenix common stock were issued in connection with the acquisition. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act").

Item 7.01 Regulation FD Disclosure.

On September 2, 2008, Phoenix issued the attached press release titled "Phoenix Technologies Ltd. Completes Acquisition of Embedded Firmware Leader General Software." The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished in this report under this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

The financial statements to be filed under this Item 9.01(a) will, if required, be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Technologies Ltd.

September 2, 2008	By:	/s/ Timothy C. Chu

Name: Timothy C. Chu
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press released dated September 2, 2008 announcing completion of acquisition of General Software, Inc.